Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

OPORTUN FINANCIAL CORPORATION

Raul Vazquez, hereby certifies that:

ONE: He is the duly elected and acting Chief Executive Officer of Oportun Financial Corporation, a Delaware corporation.

TWO: The original name of the corporation was Progreso Financiero Holdings, Inc. and the date of filing of said corporation’s original certificate of incorporation with the Delaware Secretary of State is August 30, 2011.

THREE: This Amended and Restated Certificate of Incorporation was approved by (i) the corporation’s board of directors (the “Board”); (ii) a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis; (iii) a majority of the outstanding shares of Preferred Stock, voting as a separate class on an as-converted to Common Stock basis; and (iv) a majority of the outstanding shares of the Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis, in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of Delaware. Such approvals were effected by written actions in lieu of any meetings.

FOUR: The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE 1.

The name of the corporation is Oportun Financial Corporation (the “Corporation”).

ARTICLE 2.

The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 3500 South Dupont Highway, Dover, Delaware 19901. The name of its registered agent at such address is Incorporating Services Ltd.

ARTICLE 3.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE 4.

A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 492,060,000. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 182,060,000. The total number of shares of Common Stock this Corporation shall have authority to issue is 310,000,000. The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

Subject to any vote or consent required by Article 4(B)(6) below, the number of authorized shares of Common Stock of the Corporation may be increased or decreased, but not below the number of shares of Common Stock then outstanding, by the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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B. The Preferred Stock. The Preferred Stock shall be divided into series. 260,000 of the shares of Preferred Stock shall be designated “Series A-1 Preferred Stock,” 4,600,000 of the shares of Preferred Stock shall be designated “Series B-1 Preferred Stock,” 6,700,000 of the shares of Preferred Stock shall be designated “Series C-1 Preferred Stock,” 9,500,000 of the shares of Preferred Stock shall be designated “Series D-1 Preferred Stock,” 5,000,000 of the shares of Preferred Stock shall be designated “Series E-1 Preferred Stock,” 11,000,000 of the shares of Preferred Stock shall be designated “Series F Preferred Stock,” 50,000,000 of the shares of Preferred Stock shall be designated “Series F-1 Preferred Stock,” 63,000,000 of the shares of Preferred Stock shall be designated “Series G Preferred Stock,” and 32,000,000 of the shares of Preferred Stock shall be designated “Series H Preferred Stock” (the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and Series H Preferred Stock hereinafter referred to collectively as the “Preferred Stock”). The powers, preferences, rights, restrictions and other matters relating to the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are as follows:

1. Dividends.

a. The holders of the Series H Preferred Stock, in preference to the holders of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and Common Stock, shall be entitled to receive when, as, and if declared by the Board, but only out of funds that are legally available thereof, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) per annum on each outstanding share of Series H Preferred Stock. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative.

b. The holders of the Series G Preferred Stock, Series F-1 Preferred Stock and Series F Preferred Stock (collectively with the Series H Preferred Stock, the “Senior Preferred”), in preference to the holders of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock and Common Stock, but after the payment to holders of Series H Preferred Stock, shall be entitled to receive on a pari passu basis when, as, and if declared by the Board, but only out of funds that are legally available thereof, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) per annum on each outstanding share of Series G Preferred Stock, Series F-1 Preferred Stock and Series F Preferred Stock, as applicable. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative.

c. The holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock and Series E-1 Preferred Stock (collectively, the “Junior Preferred”), in preference to the holders of Common Stock, but after the payment to holders of Senior Preferred, shall be entitled, on a pari passu basis, to receive, when, as, and if declared by the Board, but only out of funds that are legally available thereof, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) per annum on each outstanding share of Junior Preferred. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative.

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d. The “Original Issue Price of Series H Preferred Stock” shall be $2.8473 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series G Preferred Stock” shall be $1.1449481 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series F-1 Preferred Stock” shall be $0.7681910 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series F Preferred Stock” shall be $2.1009150 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series E-1 Preferred Stock” shall be $4.2735043 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series D-1 Preferred Stock” shall be $3.0888387 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series C-1 Preferred Stock” shall be $3.0888387 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), the “Original Issue Price of Series B-1 Preferred Stock” shall be $0.9174312 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) and the “Original Issue Price of Series A-1 Preferred Stock” shall be $0.3283 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) (the Original Issue Price of Series H Preferred Stock, the Original Issue Price of Series G Preferred Stock, the Original Issue Price of Series F-1 Preferred Stock, the Original Issue Price of Series F Preferred Stock, the Original Issue Price of Series E-1 Preferred Stock, the Original Issue Price of Series D-1 Preferred Stock, the Original Issue Price of Series C-1 Preferred Stock, the Original Issue Price of Series B-1 Preferred Stock and the Original Issue Price of Series A-1 Preferred Stock each, an “Original Issue Price”).

e. So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution to Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in Article 4(B)(1)(a), (b) and (c) above on the Preferred Stock shall have been paid or declared in set apart, except for:

(i) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares at cost (or lesser of cost or fair market value) upon termination of services to the Corporation or to repurchase such shares at fair market value if approved by the Board; or

(ii) an acquisition of Common Stock in exercise of the Corporation’s right of first refusal to repurchase such shares.

f. In the event dividends are paid on any share of Common Stock, the Corporation shall pay an additional dividend on all the outstanding shares of Senior Preferred in a per share amount equal (on an as-if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. No dividend shall be paid or declared and set aside in any period with respect to the Common Stock unless and until dividends have been paid or declared and set aside for payment in such year with respect to each outstanding share of Preferred Stock at the dividend rate set forth in Article 4(B)(1)(a), (b) and (c) above. After payment of dividends at the annual rates set forth above, any additional dividends declared shall be distributed among all holders of Senior Preferred and Common Stock in proportion to the number of shares of Common Stock that would then be held by each such holder if all shares of Senior Preferred were converted into Common Stock pursuant to Article 4(B)(5) below.

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g. The holders of the Preferred Stock expressly waive their rights, if any, as described in California General Corporation Law (“CGCL”) Section 502, 503 and 506 as they relate to repurchases of shares of Common Stock pursuant to Article 4(B)(1)(e) above.

2. Liquidation Preference.

a. In the event of any Liquidation Event (as defined in Article 4(B)(2)(k) below), the holders of the Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series G Preferred Stock, Series F-1 Preferred Stock, Series F Preferred Stock, Junior Preferred or Common Stock, by reason of their ownership of such stock, an amount equal to the greater of (i) one (1) times the Original Issue Price per share thereof, plus all declared but unpaid dividends on such share for each share of Series H Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) and (ii) such amount per share as would have been payable had all shares of Series H Preferred Stock been converted into Common Stock pursuant to Article 4(B)(5) immediately prior to such Liquidation Event (the amount payable pursuant to this sentence to the holders of Series H Preferred Stock is hereinafter referred to as the “Series H Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(a).

b. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, the holders of the Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series F Preferred Stock, Series F-1 Preferred Stock, Junior Preferred or Common Stock, by reason of their ownership of such stock, an amount equal to one (1) times the Original Issue Price per share thereof, plus all declared but unpaid dividends on such share for each share of Series G Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) (the “Series G Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference, shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(b).

c. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference and Series G Preferred Liquidation Preference, the holders of the Series F-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series F Preferred Stock, Junior Preferred or Common Stock, by reason of their ownership of such stock, an amount equal to one (1) times the Original Issue Price per share thereof, plus all declared but unpaid dividends on such share for each share of Series F-1 Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) (the “Series F-1 Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F-1 Preferred Stock shall be insufficient to permit the payment

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to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference and Series G Preferred Liquidation Preference, shall be distributed ratably among the holders of the Series F-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(c).

d. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference and Series F-1 Preferred Liquidation Preference, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Preferred and Common Stock, by reason of their ownership of such stock, an amount equal to two (2) times the Original Issue Price per share thereof, plus all declared but unpaid dividends on such share for each share of Series F Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) (the “Series F Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference and Series F-1 Preferred Liquidation Preference, shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(d).

e. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference and Series F Preferred Liquidation Preference, the holders of the E-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock and Common Stock by reason of their ownership of such stock, an amount equal to (i) the Original Issue Price per share thereof, multiplied by (ii) the Reduction Percentage (as defined below), plus all declared but unpaid dividends on such share for each share of Series E-1 Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) (the “Series E-1 Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference and Series F Preferred Liquidation Preference, shall be distributed ratably among the holders of the Series E-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(e).

f. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference, Series F Preferred Liquidation Preference and Series E-1 Preferred Liquidation Preference, the holders of the Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Common Stock by reason of their ownership of such stock, an amount equal to (i) the Original Issue Price per share thereof, multiplied by (ii) the Reduction Percentage, plus all declared but unpaid dividends on such share for each share of Series D-1 Preferred Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date thereof) (the “Series D-1 Preferred Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus

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distributed among the holders of the Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference, Series F Preferred Liquidation Preference and Series E-1 Preferred Liquidation Preference, shall be distributed ratably among the holders of the Series D-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(f).

g. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference, Series F Preferred Liquidation Preference, the Series E-1 Preferred Liquidation Preference and the Series D-1 Liquidation Preference, the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (i) the applicable Original Issue Price per share thereof, multiplied by (ii) the Reduction Percentage, plus all declared but unpaid dividends on such share for each share of Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock then held by them (each as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution, after full payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference, Series F Preferred Liquidation Preference, Series E-1 Preferred Liquidation Preference and Series D-1 Liquidation Preference, shall be distributed ratably among the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(g).

h. For purposes of this Article 4(B)(2), the “Reduction Percentage” shall be the fraction obtained by dividing (i) 50,000,000, by (ii) the sum of (A) the Original Issue Price per share of the Series E-1 Preferred Stock multiplied by the number of shares of Series E-1 Preferred Stock then outstanding; (B) the Original Issue Price per share of the Series D-1 Preferred Stock multiplied by the number of shares of Series D-1 Preferred Stock then outstanding; (C) the Original Issue Price per share of the Series C-1 Preferred Stock multiplied by the number of shares of Series C-1 Preferred Stock then outstanding; (D) the Original Issue Price per share of the Series B-1 Preferred Stock multiplied by the number of shares of Series B-1 Preferred Stock then outstanding; and (E) the Original Issue Price per share of the Series A-1 Preferred Stock multiplied by the number of shares of Series A-1 Preferred Stock then outstanding.

i. Notwithstanding the foregoing, in no event shall the sum of (i) the Series E-1 Preferred Liquidation Preference payable pursuant to Section 2(e) above, (ii) the Series D-1 Preferred Liquidation Preference payable pursuant to Section 2(f) above and (iii) the liquidation preferences payable to the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock pursuant to the Section 2(g) above (collectively, the “Junior Preferred Liquidation Preference”) exceed $50,000,000 in the aggregate. If, without giving effect to this Section 2(i), the Junior Preferred Liquidation Preference would exceed $50,000,000 in the aggregate, then, giving effect to this Section 2(i), $50,000,000 of the assets and funds of the Corporation legally available for distribution after the payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference and Series F Preferred Liquidation Preference shall be distributed ratably among the holders of the Junior Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to Sections 2(e), 2(f) and 2(g) above.

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j. In the event of any Liquidation Event, after payment of the Series H Preferred Liquidation Preference, Series G Preferred Liquidation Preference, Series F-1 Preferred Liquidation Preference, Series F Preferred Liquidation Preference and Junior Preferred Preference pursuant to this Article 4(B)(2), the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.

k. For purposes of this Article 4(B)(2), a “Liquidation Event” shall include (i) a reorganization, merger or consolidation in which (x) the Company is a constituent party or (y) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such reorganization, merger or consolidation, provided, however, that any such reorganization, merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such reorganization, merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such reorganization, merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such reorganization, merger or consolidation, the parent corporation of such surviving or resulting corporation shall not be considered to be a Liquidation Event; (ii) a sale, lease, exclusive license or other disposition or conveyance, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, in each case including, without limitation, the irrevocable exclusive license of all or substantially all of the Corporation’s and its subsidiaries’ intellectual property rights; or (iii) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and, in each case, such a Liquidation Event shall entitle the holders of Preferred Stock to receive the liquidation preferences payable pursuant to this Article 4(B)(2).

l. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such Liquidation Event, or twenty (20) days prior to the closing of such Liquidation Event, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Event. The first of such notices shall describe the material terms and conditions of the impending Liquidation Event and the provisions of this Article 4(B)(2), and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Event shall not take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than twenty (20) days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate of Incorporation, all notice periods or requirements herein may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights; provided, however, that (i) the Series H Preferred Liquidation Preference may only be waived by the written consent of the holders of a majority of the outstanding shares of Series H Preferred Stock and (ii) the Series G Preferred Liquidation Preference may only be waived by the written consent of the holders of a majority of the outstanding shares of Series G Preferred Stock. In the event the requirements of this Article 4(B)(2) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Event to be postponed until the requirements of this Article 4(B)(2) have been complied with, or cancel such Liquidation Event, in which event the rights, preferences, privileges and restrictions of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in this Article 4(B)(2).

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m. Whenever the distribution provided for in this Article 4(B)(2) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property. Any securities shall be valued as follows:

(i) If traded on a securities exchange, the value shall be based on a formula approved by Board members representing at least 70% of the directors then serving (the “Required Board Percentage”) and derived from the closing prices of the securities on such exchange over a specified time period;

(ii) If actively traded over-the-counter, the value shall be based on a formula approved by the Required Board Percentage and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Required Board Percentage.

n. In the event of a Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement or plan of merger or consolidation for such Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Article 4(B)(2) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (b) any Additional Consideration that becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Article 4(B)(2) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2(n), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

3. Redemption. The Preferred Stock is not redeemable, except as authorized by the Board as set forth in Article 4(B)(6)(a)(iv) below.

4. Voting Rights.

a. Voting. Each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class on an as-if converted basis), and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

b. Election of Directors. The holders of the Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect three (3) members of the Board at each meeting or pursuant to each written consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each written consent of the Corporation’s stockholders for the election of directors. All remaining members of the Board shall be elected by the holders of Common Stock and Preferred Stock voting together as a single class on an as-converted to Common Stock basis. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any

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vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director elected as provided herein may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created shall be filled by the holders of that class or series of stock represented at such a meeting or pursuant to such a written consent.

5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price per share of the Preferred Stock by the conversion price applicable to such share, in effect on the date of the conversion election date, determined as hereinafter provided (the “Conversion Price”).

The initial Conversion Price of the Series H Preferred Stock, Series G Preferred Stock, Series F-1 Preferred Stock and Series A-1 Preferred Stock shall initially be the Original Issue Price per share for such series of Preferred Stock. The initial Conversion Price of the Series B-1 Preferred Stock shall be $0.8297997 per share, the initial Conversion Price of the Series C-1 Preferred Stock shall be $1.7261907 per share, the initial Conversion Price of the Series D-1 Preferred Stock shall be $1.7261907 per share, the initial Conversion Price of the Series E-1 Preferred Stock shall be $2.2152393 per share and the initial Conversion Price of the Series F Preferred Stock shall be $0.7789484 per share. Such initial Conversion Price shall be adjusted as hereinafter provided.

b. Automatic Conversion.

(i) Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of: (i) the date specified by written consent or agreement of holders of a majority of the outstanding shares of Series H Preferred Stock; or (ii) immediately upon the closing of the sale of the Corporation’s Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended (the “Act”), that results in (x) aggregate proceeds to the Corporation (before deduction for underwriters’ discounts and expenses relating to the issuance) exceeding $50,000,000 (a “Qualified Public Offering”) and (y) shares of the Corporation’s Common Stock listed on a nationally recognized exchange.

(ii) Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of: (i) the date specified by written consent or agreement of holders of a majority of the outstanding shares of Series G Preferred Stock; or (ii) immediately upon the closing of a Qualified Public Offering; provided, however, that immediately upon the closing of the sale of the Corporation’s Common

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Stock in an underwritten public offering registered under the Act at a price per share that is less than two times the Original Issue Price of the Series G Preferred Stock, each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at a Conversion Price equal to the product of (x) (i) the price per share of the Corporation’s Common Stock in the Qualified Public Offering, divided by (ii) two (2) times the Original Issue Price of the Series G Preferred Stock (as appropriately adjusted for stock dividends, combinations or splits) and (y) the Original Issue Price of the Series G Preferred Stock.

(iii) Each share of Series F-1 Preferred Stock and Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of: (i) the date specified by written consent or agreement of holders of a majority of the outstanding shares of Series F-1 Preferred Stock and Series F Preferred Stock, voting together on an as-converted to Common Stock basis; or (ii) immediately upon the closing of a Qualified Public Offering.

(iv) Each share of Junior Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of: (i) the date specified by written consent or agreement of holders of a majority of the outstanding shares of Junior Preferred, voting together on an as-converted to Common Stock basis; or (ii) immediately upon the closing of a Qualified Public Offering.

c. Mechanics of Conversion.

(i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) above, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, shall give written notice to the Corporation at such office that he elects to convert the same and state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock (i) a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, and (ii) payment for any declared and/or accrued dividends that have yet to be paid on any shares of Preferred Stock so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) Upon the occurrence of any event specified in Section 5(b) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided in Section 5(c)(i) above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or the Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office, and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

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(iii) If the conversion is in connection with an underwritten offering of securities pursuant to the Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

d. Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date (as defined below) shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) (all such options, warrants and other rights convertible into or exchangeable for Common Stock of the Corporation, collectively the “Common Stock Equivalents”), in each case without a corresponding dividend, distribution or subdivision relative to any series of Preferred Stock, then the Conversion Price in effect for such series of Preferred Stock immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such outstanding Common Stock Equivalents. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, in each case without a corresponding combination or consolidation of any series of Preferred Stock, then the Conversion Price in effect for such series of Preferred Stock immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such outstanding Common Stock Equivalents. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

e. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(d) above or a merger, reclassification or other reorganization referred that is deemed to be a Liquidation Event pursuant to Article 4(B)(2)(k) above), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such merger, reclassification or other reorganization, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

f. No Impairment. The Corporation will not without first obtaining the consent of the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article 4(B)(5) by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4(B)(5) and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock under this Article 4(B)(5) against impairment.

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g. Adjustments for Issuance of Additional Equity Securities:

(i) Special Definitions. For purposes of this Article 4(B)(5), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below).

(B) “Original Issue Date” shall mean the date on which a share of Series H Preferred Stock is first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(g)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

i. shares of Common Stock issued or issuable upon the conversion of the Preferred Stock or as a dividend or distribution on the Preferred Stock (provided, that solely with respect to each series of Junior Preferred, Additional Shares of Common Stock shall not include shares of Common Stock issued or issuable upon conversion of the Senior Preferred or as a dividend or distribution on the Senior Preferred);

ii. shares of capital stock issued or issuable upon exercise of Options or Convertible Securities, in each case in accordance with their terms as of the Original Issue Date, that are issued and outstanding on the Original Issue Date (provided that, for purposes of clarity, shares of Common Stock issued or issuable upon conversion of the Senior Preferred are addressed in Section 5(g)(i)(D)(i) above and not in this Section 5(g)(i)(D)(ii));

iii. shares of capital stock issued pursuant to the Corporation’s bona fide acquisition of another corporation or entity by way of merger, purchase of assets of a corporation, stock-for-stock exchange or other reorganization or recapitalization approved by the holders of a majority of the then outstanding shares of the Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis;

iv. shares of Common Stock and/or Options or Convertible Securities and the Common Stock issued pursuant to such Options or Convertible Securities after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Required Board Percentage;

v. shares of Common Stock issued upon the closing of a firmly underwritten public offering of the Corporation’s securities pursuant to the Act that results in conversion of all Preferred Stock;

vi. shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock for which adjustment is otherwise made pursuant to Article 4(B)(5)(d); or

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vii. shares of capital stock, warrants or other securities or rights issued to persons or entities with which the Corporation has entered into or intends to enter into equipment financing or leasing arrangements or other lending arrangements, in connection with such arrangements, provided such issuances are approved by the Required Board Percentage.

(ii) No Adjustment of Conversion Price. No adjustment in the applicable Conversion Price shall be made unless the consideration per share (determined pursuant to Section 5(g)(v) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in any Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however that no such adjustment of the applicable Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock);

(C) Upon the expiration of any such unexercised Options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such Options or rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of as such Convertible Securities, which were actually converted or exchanged, plus the consideration actually received by the Corporation upon such exercise;

(D) No readjustment pursuant to clause (B) or (C) above shall have the effect of increasing any Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date and (b) the Conversion Price that would have resulted from all issuances of Additional Shares of Common Stock (including those deemed to be issued pursuant to Section 5(g)(iii) above) between the original adjustment date and such readjustment date; and

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(E) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustments previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(g) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) Subject to the provisions of Article 4(B)(5)(d) above, in the event the Corporation shall, at any time after the Original Issue Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(g)(iii)) without consideration or for a consideration per share less than the Series H Conversion Price or the Series G Conversion Price, as applicable, in effect on the date of and immediately prior to such issue (a “Qualifying Series H Dilutive Issuance”), then, and in such event, the Conversion Price of the Series H Preferred Stock or of the Series G Preferred Stock, as applicable, shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price in effect immediately prior to such Qualifying Series H Dilutive Issuance, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this Section 5(g)(iv)(A), the “number of shares of Common Stock outstanding” shall be deemed to include all shares of Common Stock then outstanding and all shares of Common Stock issuable upon exercise, conversion or exchange of all outstanding Options and Convertible Securities; provided further that no adjustment of the Conversion Price of the Series H Preferred Stock pursuant to this Section 5(g)(iv)(A) can be waived without the vote or written consent by the holders of a majority of the then outstanding shares of Series H Preferred Stock.

(B) Subject to the provisions of Article 4(B)(5)(d) above, in the event the Corporation shall, at any time after the Original Issue Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(g)(iii)) without consideration or for a consideration per share less than the Series H Conversion Price in effect on the date of and immediately prior to such issue (a “Qualifying Other Series Dilutive Issuance”), then, and in such event, the applicable Conversion Price of each series of Preferred Stock, other than the Series H Preferred Stock and Series G Preferred Stock, shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such applicable Conversion Price by the greater of: (a) a fraction, (1) the numerator of which shall be the Series H Conversion Price immediately following the Qualifying Other Series Dilutive Issuance, and (2) the denominator of which shall be the Series H Conversion Price then in effect; or (b) a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price for the applicable series of Preferred Stock in effect immediately prior to such Qualifying Other Series Dilutive Issuance, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this Section 5(g)(iv)(B), the “number of shares of Common Stock outstanding” shall be deemed to include all shares of Common Stock then outstanding and all shares of Common Stock issuable upon exercise, conversion or exchange of all outstanding Options and Convertible Securities.

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(C) The term “Qualifying Dilutive Issuance” shall apply to any Qualifying Series H Dilutive Issuance and any Qualifying Other Series Dilutive Issuance. In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price shall be reduced to the Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(D) Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of Section 5(g)(iv) above, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

i. insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

ii. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

iii. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(g)(iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

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(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

h. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Article 4(B)(5), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation’s President or other executive officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price for such affected series of Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such affected Preferred Stock.

i. Notices of Record Date. In the event that the Corporation shall propose at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus, (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock, (iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up or (iv) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights, then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (ii), (iii) and (iv) above and (2) in the case of the matters referred to in clauses (ii) and (iii) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis.

j. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

k. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

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l. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value (as determined in accordance with Article 4(B)(5)(g)(v) above) of such fraction on the date of conversion (as determined in good faith by the Board).

m. Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of the majority of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

n. Notices. Any notice required by the provisions of this Article 4(B)(5) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or, if sent by electronic mail, upon confirmed receipt of such electronic transmission by its intended recipient.

6. Protective Provisions.

a. For so long as at least 20,000,000 shares of Preferred Stock issued by the Corporation (as appropriately adjusted for any stock dividends, combinations or splits with respect to such shares) are outstanding, the Corporation shall not (whether by means of a merger, consolidation, recapitalization, or otherwise), without the vote or written consent by (x) the holders of a majority of the then outstanding shares of the Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis, and (y) the holders of a majority of the then outstanding shares of the Senior Preferred, voting together as a separate class on an as-converted to Common Stock basis, take any action (and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect) that results in:

(i) The authorization or issuance of, or entry into any obligation to issue, any equity security (including any security convertible into or exercisable for any equity security) on parity with or senior to any series of Preferred Stock as to any rights, preferences or privileges;

(ii) An increase or decrease in the total authorized number of shares of Common Stock or Preferred Stock;

(iii) An alteration, amendment, waiver of or change to the powers, rights, preferences or privileges of the Preferred Stock;

(iv) The redemption, repurchase or declaration of a dividend or other distribution with regard to any security of the Corporation (other than (A) the Corporation’s repurchase upon termination of employment at or below the original purchase price of such capital stock issued, sold and/or granted pursuant to a stock benefit plan or agreement approved by the Board or the Corporation’s exercise of any right of first refusal upon a transfer thereof, or (B) the Corporation’s repurchase of shares at fair market value if approved by the Board);

(v) A payment or declaration of any dividend on any shares of Common Stock or Preferred Stock;

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(vi) The authorization or consummation of a merger, consolidation, reclassification, reorganization or other form of acquisition of, or the purchase of all or substantially all of the voting capital stock or assets of, another business;

(vii) The creation of any parent or, unless approved by the Board of Directors, subsidiary;

(viii) The authorization or consummation of a Liquidation Event; or

(ix) The amendment or waiver of any provision of the Certificate of Incorporation or Bylaws of the Corporation.

b. For so long as at least 25,000,000 shares of Series G Preferred Stock issued by the Corporation (as appropriately adjusted for any stock dividends, combinations or splits with respect to such shares) are outstanding, the Corporation shall not (whether by means of a merger, consolidation, recapitalization, or otherwise), without the vote or written consent by the holders of a majority of the then outstanding shares of Series G Preferred Stock, take any action (and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect) that results in:

(i) An alteration, amendment, waiver of or change to the powers, rights, preferences or privileges of Series G Preferred Stock; or

(ii) otherwise amend, alter, restate, or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects Series G Preferred Stock.

c. For so long as at least 18,500,000 shares of Series H Preferred Stock issued by the Corporation (as appropriately adjusted for any stock dividends, combinations or splits with respect to such shares) are outstanding, the Corporation shall not (whether by means of a merger, consolidation, recapitalization, or otherwise), without the vote or written consent by the holders of a majority of the then outstanding shares of Series H Preferred Stock, take any action (and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect) that results in:

(i) An alteration, amendment, waiver of or change to the powers, rights, preferences or privileges of Series H Preferred Stock, or otherwise amend, alter, restate, or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation, in a manner that adversely affects Series H Preferred Stock;

(ii) The redemption, repurchase or declaration of a dividend or other distribution by the Corporation or any of its subsidiaries with regard to any security of the Corporation or its subsidiaries (other than (A) the Corporation’s repurchase upon termination of employment at or below the original purchase price of such capital stock issued, sold and/or granted pursuant to a stock benefit plan or agreement approved by the Board or the Corporation’s exercise of any right of first refusal upon a transfer thereof, or (B) the Corporation’s repurchase of shares from former employees or consultants of the Company at fair market value if approved by the Board); or

(iii) An increase or decrease in the total authorized number of shares of Series H Preferred Stock.

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7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of repurchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

C. The Common Stock.

1. Dividend Rights. Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets or the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Article 4(B)(2) above.

3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that notwithstanding anything to the contrary in this Article 4(C), the rights of holders of Common Stock to vote for directors shall be a set forth in Article 4(B)(4)(b) above.

ARTICLE 5.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article 5 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 6.

To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article 6 shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

19.

ARTICLE 7.

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE 8.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE 9.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE 10.

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE 11.

In the event that a director of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock or any of its affiliates and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled such director’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

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20.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Raul Vazquez, its Chief Executive Officer, on February 5, 2015.

OPORTUN FINANCIAL CORPORATION

By:	/s/ Raul Vazquez
Name:	Raul Vazquez
Title:	Chief Executive Officer

[Signature Page to Oportun Financial Corporation

Amended and Restated Certificate of Incorporation]